EXHIBIT 10.3
                                                                    ------------


              COLUMBIA BANKING SYSTEM, INC. AND COLUMBIA STATE BANK
                        DIRECTOR LONG TERM CARE AGREEMENT


           THIS AGREEMENT, effective August 1, 2001 is made and entered into, by and between Columbia Banking System, Inc. and Columbia State Bank, (collectively, the "Company"), and _____________________, a Director of the Company (hereinafter, the "Participant").

                                   WITNESSETH:

           WHEREAS, it is the consensus of the Board of Directors (hereinafter, the "Board") that the Participant's services to the Company are of exceptional merit and constitute an invaluable contribution to the general welfare of the Company; and

           WHEREAS, it is in the best interests of the Company to encourage the Participant's continued service to Company during the Participant's lifetime or until the age of retirement; and

           WHEREAS, it is the desire of the Company that the Participant's services be retained as herein provided; and

           WHEREAS, the Participant is willing to continue to serve the Company provided the Company agrees to pay the Participant certain benefits in accordance with the terms and conditions hereinafter set forth;

           ACCORDINGLY, it is the desire of the Company and the Participant to enter into this Agreement under which the Company will agree to make certain payments on behalf of the Participant pursuant to this Agreement;

           NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:


I.         SERVICE

           The Participant will continue to serve the Company in the capacity of Director, assuming such duties and responsibilities as are appropriate to that office, and with such compensation as may be determined from time to time by the Board.

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II.        LONG TERM CARE BENEFIT

           The Company hereby agrees:

A. To pay the initial single premium for the Long Term Care policy described hereinbelow on behalf of the Participant:

                     Insurer:

                     Policy Number:

B. That, subject to Paragraph IV, the sole ownership of said policy shall reside with the Participant for the Participant's sole use and benefit.


III.       TERMINATION OF THIS AGREEMENT

           For purposes of this Agreement, the term service shall refer to service as a Director of the Company, and the phrase "years of service" shall be measured in full years from the date of this Agreement to the date of Participant's termination. If the Participant's service terminates for any reason other than one of those listed immediately below, then the Participant shall pay to the Company the amount set forth in the schedule that follows:

           TERMINATION EVENTS THAT EXEMPT PARTICIPANT FROM ANY OBLIGATION TO
           REIMBURSE:

             1.   Termination for any reason following five years of service;
             2.   Death;
             3.   Disability;
             4.   Normal retirement, at age 75, as mandated by Company bylaws;
             5. Termination for any reason following a Change of Control. For purpose of this Agreement, the term Change of Control shall be as defined in employment agreements with senior executives of the Company;
             6.   Termination resulting from non-reelection to the Board.

           REIMBURSEMENT OBLIGATION OF PARTICIPANTS NOT EXEMPTED:

                YEARS OF SERVICE                    AMOUNT
                ----------------                    ------
                ONE YEAR                            80% OF THE SINGLE PREMIUM
                TWO YEARS                           60% OF THE SINGLE PREMIUM
                THREE YEARS                         40% OF THE SINGLE PREMIUM
                FOUR YEARS                          20% OF THE SINGLE PREMIUM
                FIVE YEARS                          NO OBLIGATION TO REIMBURSE

           The reimbursement amount shall be due and payable within thirty (30) days from the date of termination of service. To facilitate prompt reimbursement, the Company may off-set against any amounts it owes to a terminated Director. This agreement shall automatically terminate upon full reimbursement.

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IV.        MISCELLANEOUS

           A.        Alienability and Assignment Prohibition:
                     ---------------------------------------

                     The Participant shall have no power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or the Participant's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event that the Participant or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Company's liabilities shall forthwith cease and terminate.


           B.        Amendment or Revocation:
                     -----------------------

                     This Plan may be amended or revoked at any time, in whole or in part, by the mutual written consent of the Participant and the Company.

           C.        Gender:
                     ------

                     Whenever in this Participant Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.


           D.        Fringe Benefit; Effect on Other Company Benefit Plans:
                     -----------------------------------------------------

                     The long term care benefits provided by this Agreement are granted by the Company as a fringe benefit to the Participant and are not part of any fee reduction plan or arrangement deferring fees or other compensation.

                     The Participant does not have a right to any form of compensation instead of these long-term care benefits.

                     Nothing contained in this Participant Plan shall affect the right of the Participant to receive any other benefit or compensation that constitutes a part of the Company's existing or future benefit or compensation structure.


           E.        Headings:
                     --------

                     Headings and subheadings in this Agreement are for reference and convenience only and shall not be deemed a part of this Agreement.

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IV.        MISCELLANEOUS (CONTINUED)

           F.        Applicable Law:
                     --------------

                     The laws of the State of Washington shall govern the validity and interpretation of this Agreement.


           G.        Partial Invalidity:
                     ------------------

                     If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.


             H.      Continuation as Participant:
                     ---------------------------

                     Neither this Agreement nor the payments of any benefits hereunder are to be construed as giving to the Participant any right to be retained as a director or an employee of the Company.

             In witness whereof, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first date set forth hereinabove, and that, upon execution, each has received a conforming copy.


PARTICIPANT                         COLUMBIA BANKING SYSTEM, INC.



-----------------------------       -----------------------------------------
Participant                         J. James Gallagher, Vice Chairman and CEO


                                    COLUMBIA STATE BANK



                                    -------------------------------------
                                    Melanie J. Dressel, President and CEO

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